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                                                                     EXHIBIT 5.3
                 [STEWART MCKELVEY STIRLING SCALES LETTERHEAD]



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
Suite 900                       Correspondence:        Telephone:   902.420.3200           CHARLES S. REAGH
Purdy's Wharf Tower One         P.O. Box 997           Fax:         902.420.1417           Direct Dial:902.420.3335
1959 Upper Water Street         Halifax, NS            halifax@smss.com                    Direct Fax: 902.496.6173
Halifax, NS                     Canada  B3J 2X2        www.smss.com                        csr@smss.com
Canada  B3J 3N2
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File Reference:  NS34893-1

May 28, 2004

ISPAT INLAND ULC
c/o Ispat Inland Inc.
3210 Watling Street
East Chicago, IN 46312

         RE: ISPAT INLAND ULC (THE "ISSUER") - REGISTRATION STATEMENT ON FORM F-4 AND S-4

Ladies and Gentlemen:

We have acted as local counsel in the Province of Nova Scotia, Canada to the Issuer, a Nova Scotia unlimited company and to 3019693 Nova Scotia U.L.C. (the "CANADIAN Guarantor"), a Nova Scotia unlimited company in connection with matters of Nova Scotia law relating to the filing by the Issuer and the Canadian Guarantor with the Securities and Exchange Commission of the United States of America (the "COMMISSION") of a registration statement on Form F-4 and S-4 (the "REGISTRATION STATEMENT") under the United States Securities Act of 1933, as amended, relating to the registration by the Issuer of certain US$150,000,000 Senior Secured Floating Rate Notes due 2010 of the Issuer and US$650,000,000 9-3/4% Senior Secured Notes due 2014 of the Issuer (collectively, the "NOTES") and the guarantees thereof (the "GUARANTEES") by the Canadian Guarantor, Ispat International N.V., Ispat Inland Inc., Burnham Trucking Company, Inc., Incoal Company, Ispat Inland Mining Company, Ispat Inland Service Corp., Ispat Inland, L.P. and Ispat Inland Finance, LLC.

In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including:

1. certificates of status pertaining to each of the Issuer and the Canadian Guarantor issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated May 28, 2004;



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2.       the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of each of the Issuer and the Canadian Guarantor contained in the minute books of the Issuer and the Canadian Guarantor;

3. certified copies of resolutions of the directors of each of the Issuer and the Canadian Guarantor authorizing the execution and delivery of the Notes by the Issuer and the Guarantees by the Canadian Guarantor and the performance of their respect obligations thereunder; and

4. certificates of an officer of each of the Issuer and the Canadian Guarantor (the "OFFICER'S CERTIFICATES").

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In stating our opinions, we have assumed:

         a. the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies;

         a. the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered;

         a. the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials; and

         a. the completeness and accuracy of all statements of fact set forth in the Officer's Certificates.

Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that:

1. All necessary corporate action has been taken by the Issuer to authorize the issuance and execution and delivery of the Notes.

2. All necessary corporate action has been taken by the Canadian Guarantor to authorize the execution and delivery of the Guarantees.

The opinions hereinafter expressed are limited to the laws of the Province of Nova Scotia and we express no opinion as to the laws of any other jurisdiction. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or fact subsequent to the date hereof or of facts which we become aware of after the date hereof.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of

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Ispat Inland ULC
May 28, 2004
Page 1


this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the captions "Description of the notes - Enforceability of Judgments", and "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Yours very truly,


/s/ STEWART MCKELVEY STIRLING SCALES